EXHIBIT "A" — EMPLOYMENT RESIGNATION

The Board of Directors of
MobileBits Holdings Corporation, MobileBits Corporation, Pringo, Inc. (the "Company")
11835 W. Olympic Blvd.
Suite 855
Los Angeles, CA 90065

August 1, 2012

Re: Resignation as Chief Executive Officer of the Company Board of Directors,

I hereby resign as Chief Executive Officer of the Company and terminate my employment with the Company effective August 1, 2012. Additionally, I irrevocably confirm that I voluntarily terminate my employment agreement with MobileBits Holdings Corporation, dated December 2, 2011.

It is also confirmed that the termination of the Agreement is not the result of any disagreement or disputes with the Company on any matter relating to its operation, polices (including accounting or financial policies) or practices.

Very Truly Yours,

/s/Majid Abai
Majid Abai, Individually

EXHIBIT "B" — RESIGNATION FROM BOARD OF DIRECTORS

The Board of Directors of
MobileBits Holdings Corporation, MobileBits Corporation, Pringo, Inc. (the "Company")
11835 W. Olympic Blvd.
Suite 855
Los Angeles, CA 90065

August 1, 2012

Re: Resignation

Board of Directors,

I now tender my resignation as member and Vice Chairman of the Company's Board of Directors, to take effect August 1, 2012.

I further confirm that the termination of my position as member and Vice Chairman of the Board is not the result of any disagreement with the Company on any matter relating to its operation, polices (including accounting or financial policies) or practices.

Regards,

/s/ Majid Abai
Majid Abai, Individually